SHARE EXCHANGE AGREEMENT



                                  by and among



                        DIAMOND INTERNATIONAL GROUP, INC.
                             a Delaware Corporation


                                       and



                                 ORGANETIX, INC.
                              Delaware Corporation











                        effective as of October 31, 2003

                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT, made and entered into this 31st day of October, 2003 by and among Diamond International Group, Inc. a Delaware Corporation with its principal place of business located at 1300 Collins Avenue, Suite 504, Miami Beach, Florida 33139 ("Diamond"); and Organetix, Inc., a Delaware Corporation with its principal place of business at 405 Park Avenue, New York, New York 10022 ("Organetix") and the individuals of Organetix listed on Exhibit "B" attached hereto and specifically incorporated herein by this reference (the "Organetix Shareholders"), (Organetix and Organetix Shareholders jointly referred to as the "Organetix Parties").

                                    PREMISES

         A. This Agreement provides for the acquisition of Organetix by Diamond whereby Organetix shall become a wholly owned subsidiary of Diamond and in connection therewith, the issuance of 64,000,000 ($ 0.001 par value per share) shares of restricted common stock of Diamond to the Organetix Shareholders as designated on Exhibit "A".

         B. The boards of directors of Organetix and Diamond have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                     DIAMOND

         As an inducement to and to obtain the reliance of Organetix, Diamond represents and warrants as follows:

         SECTION 1.1 ORGANIZATION. Diamond is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Diamond Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Diamond as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Diamond's articles of incorporation or bylaws. Diamond has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 1.2 CAPITALIZATION. The authorized capitalization of Diamond consists of 100,000,000 Common Shares, $0.001 par value per share, and no Preferred Shares. As of the date hereof, Diamond has 7,472,056 common shares issued and outstanding. Diamond is presently a public company listed on the NASDAQ OTC Bulletin Board under the symbol "DMND".

         All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Diamond has no other securities, warrants or options authorized or issued.

         SECTION 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Diamond does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 1.4 OPTIONS AND WARRANTS. Notwithstanding 4,890,000 shares reserved for issuance pursuant to various consulting agreements, there are no existing options, warrants, calls or commitments of any character to which Diamond is a party and by which it is bound.

         SECTION 1.5 CLAIMS, LITIGATION AND PROCEEDINGS.To the best of Diamond's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Diamond, affecting Diamond or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Diamond. Diamond does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         SECTION 1.6 MATERIAL CONTRACT DEFAULTS. To the best of Diamond's knowledge and belief, Diamond is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Diamond, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Diamond has not taken adequate steps to prevent such a default from occurring.

         SECTION 1.7 NO CONFLICT WITH OTHER INSTRUMENTS.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Diamond is a party or to which any of its properties or operations are subject.

         SECTION 1.8 GOVERNMENTAL AUTHORIZATIONS. To the best of Diamond's knowledge, Diamond has all licenses, franchises, permits or other governmental authorizations legally required to enable Diamond to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Diamond of this Agreement and the consummation of Diamond of the transactions contemplated hereby.

         SECTION 1.9       TAX MATTERS; BOOKS & RECORDS

         (a) The books and records, financial and others, of Diamond are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) Diamond has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         SECTION 1.10 INFORMATION. The information concerning Diamond as set forth in this Agreement and in the Diamond Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 1.11 TITLE AND RELATED MATTERS.Diamond has no assets and no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Diamond or in the notes thereto except accounts payable and other liabilities incurred in the ordinary and customary course of business since October 22, 2003. The financial statements being provided to Organetix pursuant to Section
7.3 of this Agreement shall not contain any liabilities or obligations of any kind. Except as set forth in the Diamond Schedules, Diamond owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Diamond's business. Except as set forth in the Diamond Schedules, no third party has any right to, and Diamond had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Diamond or any material portion of its properties, assets or rights.

         SECTION 1.12      CONTRACTS.       On the Closing Date:

                           (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Diamond is a party or by which it or any of its properties are bound;

                           (b) Diamond is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Diamond can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Diamond; and

                           (c) Diamond is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

         SECTION 1.13 APPROVAL OF AGREEMENT. The holders of a majority of the Common Voting Shares outstanding of Diamond have authorized the execution and delivery of the Agreement by Diamond and have approved the transactions contemplated hereby.

         SECTION 1.14 MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the Closing Date, there will exist no material contract, agreement or arrangement between Diamond and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Diamond to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Diamond and which is to be performed in whole or in part after the date hereof. Diamond has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 1.15 DIAMOND SCHEDULES. As soon as practicable, but in no event later than the Closing Date, upon execution hereof, Diamond shall deliver to Diamond the following schedules, which are collectively referred to as the "Diamond Schedules" which shall be dated the date of this Agreement, all certified by an officer of Diamond to be complete, true and accurate:

                           (a) the description of any material adverse change in
                  the business, operations, property, assets, or condition of Diamond since October 22, 2003 required to be provided pursuant to Section 1.6: and

                           (b) any other information, together with any required
                  copies of documents, required to be disclosed in the Diamond Schedules by this Article I.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                  OF ORGANETIX

         As an inducement to, and to obtain the reliance of Diamond, Organetix represents and warrants as follows:

         SECTION 2.1 ORGANIZATION. Organetix is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Organetix Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation of Organetix as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Organetix's Articles of Incorporation. Organetix has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 2.2 CAPITALIZATION. The authorized capitalization of Organetix consists of 30,000,000 shares of Common Stock and no shares of Preferred Stock. As of the date hereof there are 16,000,000 Shares issued and outstanding. All issued and outstanding Organetix shares have been legally issued and are nonassessable as of October 15, 2003.

         SECTION   2.3   SUBSIDIARIES.   Organetix   does  not  have  any  other
subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 2.4 TAX MATTERS; BOOKS & RECORDS

         (a) The books and records, financial and others, of Organetix are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) Organetix has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         SECTION 2.5 INFORMATION. The information concerning Organetix as set forth in this Agreement and in the Organetix Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the Organetix Schedules, since October 1, 2003:

                           (a) Organetix has not: (i) amended its Articles of Association; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Organetix; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                           (b) Organetix has not: (i) granted or agreed to grant
                  any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

                           (c) to the best  knowledge of  Organetix,  it has not
                  become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Organetix.

         SECTION 2.7 TITLE AND RELATED MATTERS.Organetix has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Organetix balance sheet, dated October 15, 2003, and the Organetix Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Organetix Schedules, Organetix owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Organetix's business. Except as set forth in the Organetix Schedules, no third party has any right to, and Organetix had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Organetix or any material portion of its properties, assets or rights.

         SECTION 2.8 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of Organetix's knowledge and belief, threatened by or against or affecting Organetix, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of

Organetix. Organetix does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         SECTION 2.9 CONTRACTS. On the Closing Date:

                           (a) Organetix is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Organetix can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Organetix; and

                           (b) Organetix is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

         SECTION 2.10 NO CONFLICT WITH OTHER INSTRUMENTS.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Organetix is a party or to which any of its properties or operations are subject.

         SECTION 2.11 MATERIAL CONTRACT DEFAULTS. To the best of Organetix's knowledge and belief, Organetix is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Organetix, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Organetix has not taken adequate steps to prevent such a default from occurring.

         SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of Organetix's knowledge, Organetix has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Organetix of the transactions contemplated hereby.

         SECTION 2.13 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Organetix's knowledge and belief, Organetix has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of Organetix or would not result in Organetix's incurring any material liability.

         SECTION 2.14 INSURANCE. To the best of our knowledge we do not possess any insurable properties. As a result, we do not maintain any insurance policies on any person or property.

         SECTION 2.15 APPROVAL OF AGREEMENT. The holders of the majority of the Common Voting Shares of Organetix shall, in accordance with Section 7.2 of this Agreement, authorize the execution and delivery of the Agreement by Organetix and have approved the transactions contemplated hereby.

         SECTION 2.16 MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the Closing Date, there will exist no material contract, agreement or arrangement between Organetix and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Organetix to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Organetix and which is to be performed in whole or in part after the date hereof. Organetix has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 2.17 LABOR RELATIONS. Organetix has never had a work stoppage resulting from labor problems.

         SECTION 2.18 ORGANETIX SCHEDULES. At Closing Organetix shall deliver to Diamond the following schedules, which are collectively referred to as the "Organetix Schedules" which shall be dated the date of this Agreement, all certified by an officer of Organetix to be complete, true and accurate:

                           (a) complete and correct copies of the certificate of
                  incorporation, bylaws and any amendments thereto of Organetix as in effect as of the date of this Agreement;

                           (b) all contracts of Organetix presently in effect;

                           (c) the description of any material adverse change in
                  the business, operations, property, assets, or condition of Organetix since October 1, 2003 required to be provided pursuant to Section 2.5; and

                           (d) any other information, together with any required
                  copies of documents, required to be disclosed in the Organetix Schedules by Sections 2.1 through 2.17.

         Organetix shall cause the Organetix Schedules and the instruments to be delivered to Diamond hereunder to be updated after the date hereof up to and including the Closing Date.

         SCHEDULE 2.19 NATURE OF BOOKS AND RECORDS. The books and records of Organetix are in auditable condition. Organetix has received confirmation from Lazar, Levine & Felix, LLP, its independent auditor, that such books and records are auditable and that such audit should be timely completed.


                                   ARTICLE III

                   EXCHANGE PROCEDURE AND OTHER CONSIDERATION

         SECTION 3.1 SHARE EXCHANGE/DELIVERY OF ORGANETIX SECURITIES. Upon due and complete execution of the shareholders' consent referenced in Section 7.2 of this Agreement, the Organetix Shareholders, relinquish all rights, title and interest to and in the Organetix Common Shares held by them and authorize the cancellation of such shares by Diamond, provided that all other conditions of this Agreement have been satisfied. Until such time that a fully executed shareholders' consent has been received by Diamond's counsel pursuant to Section
7.2 of this Agreement, a share certificate for sixty million (64,000,000) shares of Diamond Common Stock in the name of Organetix, Inc. shall be kept in the possession by Diamond's counsel. Once such fully executed consent has been received (facsimile copy shall suffice) Diamond's counsel shall promptly deliver such share certificate to Organetix's counsel.

         SECTION 3.2 TRANSFER OF ORGANETIX COMMON SHARES. In exchange for all of the Organetix Common Shares tendered pursuant to Section 3.1, Diamond Shareholders shall issue an aggregate of 64,000,000 "restricted" Diamond Common Shares to the Organetix Shareholders (ie. each Organetix Common Share shall be exchanged for four (4) Diamond Common Shares). Such shares shall be "restricted" in accordance with Rule 144 of the Securities Act of 1933, as amended.

         SECTION  3.3 OTHER  CONSIDERATION.  Diamond  shall  receive  additional consideration of $250,000 in the following manner: $150,000.00 payable on or about the Closing Date and an additional $100,000 within five (5) business days of the Closing Date of this Agreement. Such funds shall be transferred by wire transfer to Organetix's bank account pursuant to the following wire instructions:

                                 Organetix, Inc.
                            Account No. 398-212-1004
                                 ABA #021201503
                               Hudson United Bank
                              75 Rockefeller Plaza
                               New York, NY 10019
                             Attention: Jesus Pernes


         SECTION 3.4 EVENTS PRIOR TO CLOSING. Upon execution hereof or as soon thereafter as practicable, management of Organetix and Diamond shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

         SECTION 3.5 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about October 31, 2003 ("Closing Date").

         SECTION 3.6 TERMINATION.

                  (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either Diamond or Organetix, respectively, at any time prior to the Closing Date if:

                           (i) there  shall be any action or  proceeding  before
                  any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                           (ii) any of the transactions  contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions.

         In the event of  termination  pursuant  to this  paragraph  (a) of this
Section 3.7, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Diamond if Organetix shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Organetix contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Organetix. If this Agreement is terminated pursuant to this paragraph
         (b) of this Section 3.7, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         SECTION 3.7 DIRECTORS OF ORGANETIX AFTER ACQUISITION. Upon the Closing, the current Board of directors of Diamond will tender their resignation and contemporaneously appoint L. B. (Brad) Clarke to the Board of Directors of Diamond. At Closing, each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

         SECTION 3.8 OFFICERS OF DIAMOND. Upon the Closing, the following persons shall be appointed as the sole officer of Diamond in accordance with procedures set forth in the Diamond bylaws:

                  NAME                              OFFICE
                  ----                              ------

         L.B. (Brad) Clarke        Chief Executive Officer, Chief Financial
                                                      Officer and President



                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. Prior to Closing, Organetix and Diamond will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Organetix and Diamond as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Organetix and Diamond as the case may be, as the other shall from time to time reasonably request.

         SECTION 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of Diamond to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Diamond is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Diamond holding restricted securities of Diamond as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

         SECTION 4.3 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE ORGANETIX COMMON SHARES TO BE ISSUED IN THE Exchange.The consummation of this Agreement, including the issuance of the Diamond Common Shares to the Shareholders of Organetix as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Organetix Shareholders acquire such securities.

         SECTION 4.4 THIRD PARTY CONSENTS. Organetix and Diamond agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         SECTION 4.5 ACTIONS PRIOR AND SUBSEQUENT TO CLOSING.

                  (a) From and after the Closing Date and except as set forth in the Organetix Schedules or as permitted or contemplated by this Agreement, Organetix and Diamond will each use its best efforts to:

                           (i) carry on its business in  substantially  the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                           (v) maintain  and preserve its business  organization
                  intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all federal and state laws.

                  (b) From and after the Closing Date, Organetix will not, without the prior consent of Diamond:

                           (i)  except  as  otherwise   specifically  set  forth
                  herein, make any change in its articles of incorporation or bylaws;

                           (ii) declare or pay any  dividend on its  outstanding
                  Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                           (iii) enter into or amend any  employment,  severance
                  or similar agreements or arrangements with any directors or officers;

                           (v) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

                           (vi) purchase or redeem any Common Shares.

         SECTION 4.6       INDEMNIFICATION.

                           (a) Organetix hereby agrees to indemnify  Diamond and
                  each of the officers, agents and directors of Diamond as of the date of execution of this Agreement including, but not limited to Richard Levinson, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement in addition to any shareholder action filed against Richard Levinson and the other Diamond officers or directors based on this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

                           (b) Diamond and its  officers  and  directors  hereby
                  agrees to indemnify Organetix and each of the officers, agents, directors and current shareholders of Organetix as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section
                  2.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF DIAMOND

         The obligations of Diamond under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Organetix in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Organetix shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Organetix prior to or at the Closing. Diamond shall be furnished with a certificate, signed by a duly authorized officer of Organetix and dated the Closing Date, to the foregoing effect.

         SECTION 5.2 SHAREHOLDER APPROVAL. All of the Shareholders of Organetix shall have approved this Agreement and the transactions contemplated herein.

         SECTION 5.3 OFFICER'S CERTIFICATE. Diamond shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Organetix to the effect that: (a) the representations and warranties of Organetix set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Organetix has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to Diamond and Organetix has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Organetix, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Organetix Schedules, by or against Organetix which might result in any material adverse change in any of the assets, properties, business or operations of Organetix.

         SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or Organetix.

         SECTION 5.5 OPINION OF COUNSEL TO ORGANETIX. Diamond shall receive an opinion dated the Closing Date by counsel to Organetix, in substantially the following form:

                  (a) Organetix is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

                  (b) To the best knowledge of such legal counsel, the execution and delivery by Organetix of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Organetix's certificate of incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to Organetix, or its properties or assets;

                  (c) All issued and outstanding Share Certificates are legally issued, fully paid and nonassessable. Except as set forth in the Organetix Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Organetix to issue any additional Share Certificates;

                  (d) This Agreement has been duly and validly authorized, executed and delivered by Organetix; and

                  (e) To the best knowledge of such legal counsel, except as set forth in the Organetix Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting Organetix or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

         SECTION 5.6 1934 SECURITIES ACT FILINGS. Organetix will be required to keep the Company current in its filing pursuant to the Securities Exchange Act of 1934, including the filing of an 8-K within fifteen (15) days after the Closing and amended 8-K with two years audited financial statements within sixty days after filing of the initial 8-K.

         SECTION 5.7 OTHER ITEMS. Diamond shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Diamond may reasonably request.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF ORGANETIX

         The obligations of Organetix under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Diamond in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Diamond shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Diamond prior to or at the Closing. Organetix shall have been furnished with a certificate, signed by a duly authorized executive officer of Diamond and dated the Closing Date, to the foregoing effect.

         SECTION 6.2 OFFICER'S CERTIFICATE. Organetix shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Diamond to the effect that: (a) the representations and warranties of Diamond set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Diamond had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

         SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Diamond.

         SECTION 6.4 OPINION OF COUNSEL TO DIAMOND. Organetix shall receive an opinion dated the Closing Date of Anslow & Jaclin, LLP, counsel to Diamond, in substantially the following form:

                           (a) Diamond is a corporation duly organized,  validly
                  existing, and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                           (b) To the best knowledge of such legal counsel,  the
                  execution and delivery by Diamond of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Diamond's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Diamond or its properties or assets;

                           (c) The authorized capitalization of Diamond consists
                  of 100,000,000 shares of Common Stock, par value $0.001 per share and no shares of Preferred Stock.

                           (d) The  Diamond  Common  Shares  to be issued to the
                  Organetix Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

                           (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Diamond, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                           (f) To the best knowledge of such counsel,  there are
                  no actions, suits or proceedings pending or threatened by or against Diamond or affecting Diamond's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

                           (g) Diamond has taken all actions required by the applicable laws of the state of Delaware to permit the issuance of the Diamond Common Shares to the Organetix Shareholders; and

                           (h) The divestiture of H. Y. Applied Inter-Data Services, Inc., a wholly-owned subsidiary of Diamond prior to such divestiture, to Richard Levinson, was performed in accordance with the applicable laws and did not result in any additional liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) Diamond's behalf.

                                   ARTICLE VII

                 CONDITIONS SUBSEQUENT TO OBLIGATIONS OF DIAMOND

         SECTION 7.1 ORGANETIX AUDITED FINANCIAL STATEMENTS. As soon as practicable, but in no event more than seventy-five calendar days from the Closing Date, Organetix shall deliver to Diamond's counsel audited financial statements prepared in accordance with generally accepted accounting principles.

         SECTION 7.2 UNANIMOUS SHAREHOLDER APPROVAL. As soon as practicable, but in no event later than the fifth business day following the Closing, Organetix shall deliver to Diamond's counsel a shareholders' consent signed by all of the Organetix Shareholders in a form acceptable to Diamond's counsel. A facsimile copy of such shareholders' consent shall suffice for the purposes of satisfying the time requirement under this Section 7.2.

         SECTION 7.3 DIAMOND FINANCIAL STATEMENTS. As soon as practicable, but in no event more than forty-five (45) calendar days from the Closing Date, Diamond shall deliver to Organetix's counsel financial statements including balance sheet, income statement, statement of cash flows and statement of stockholders' equity prepared in accordance with generally accepted accounting principals. Such financial statements shall reflect no material liabilities in any form.

         SECTION 7.4 MERRILL LYNCH CREDIT AGREEMENT AND TERM LOAN. At Closing, Diamond shall provide to Organetix a letter from Richard Levinson personally and in his capacity as the President of H. Y. Applied Inter-Data Services, Inc., jointly and severally, indemnifying Organetix and Diamond from and against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject, in connection with the general security interest filed in Delaware on August 30, 2002 on behalf of Merrill Lynch Business Financial Services, Inc. terminated ("Merrill Lynch

Security Interest"). Further, Diamond shall make all reasonable efforts to have the Merrill Lynch Security Interest terminated as promptly as possible.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 BROKERS AND FINDERS. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in
Schedule 8.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         SECTION 8.2 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America.

         SECTION 8.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         If to Diamond:              1300 Collins Avenue - Suite 504
                                     Miami Beach, Florida 33139


         If to Organetix:            405 Park Avenue - 15th Floor
                                     New York, New York 10022

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

         SECTION 8.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         SECTION 8.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         SECTION 8.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         SECTION 8.7 THIRD PARTY BENEFICIARIES.This contract is solely among Organetix, Organetix Shareholders, Diamond and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         SECTION 8.8 ENTIRE AGREEMENT.This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         SECTION 8.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 12 months.

         SECTION 8.10 COUNTERPARTS. This Agreements may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         SECTION 8.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         SECTION 8.12 INCORPORATION OF RECITALS.All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         SECTION 8.13 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

         SECTION 8.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         SECTION 8.15 BENEFIT. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         SECTION 8.16 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         SECTION 8.17 FAILURE OF CONDITIONS; TERMINATION.In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         SECTION 8.18 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

         SECTION 8.19 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                                     DIAMOND INTERNATIONAL GROUP, INC.


                                            By: /s/ Sylvio Martini
--------------------------                     --------------------
                                                       SYLVIO MARTINI
                                                       PRESIDENT


                                            MAJORITY SHAREHOLDER OF DIAMOND


                                            /s/  Sylvio Martini
                                               --------------------
                                            SILVIO MARTINI  (4,442,481 SHARES)


ATTEST:                                      ORGANETIX, INC.


                                            By: /s/ Brad Clarke
--------------------------                     --------------------
                                                      L.B. (BRAD) CLARKE
                                                      PRESIDENT

                                            MAJORITY SHAREHOLDER OF ORGANETIX

                                            AMMA CORPORATION (11,550,000 SHARES)



                                            By:  /s/ Brad Clarke
                                                       L. B. (BRAD) CLARKE
                                                       PRESIDENT

                                   EXHIBIT "A"

                     --------------------------------------

                         LIST OF ORGANETIX SHAREHOLDERS
                     --------------------------------------

Name                                          # of Shares
----                                          -----------